UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2005

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-564-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Current Report on Form 8-K/A amends, in their entirety, Items 1.01 and 9.01 of the Current Report on Form 8-K dated February 8, 2005 and filed with the SEC on February 14, 2005 by Radian Group Inc. This amendment is being filed to reflect an amendment and restatement of the Radian Group Inc. Performance Share Plan to require that all performance shares be settled in Radian common stock rather than stock or cash and to correct a discrepancy regarding compensation payable to Frank P. Filipps in Exhibit 10.4 in Footnote 5 under “Executive Officers.”

Item 1.01 Entry into a Material Definitive Agreement.

Radian’s board of directors met on February 8, 2005 and approved the following recommendations made by the Compensation and Human Resources Committee of the board regarding management contracts and compensatory plans, contracts and arrangements in which Radian’s named executive officers are eligible to participate:

(1)	The board approved an amendment to the Radian Group Inc. Equity Compensation Plan to allow for awards of performance shares under that plan. The amended and restated plan is attached as Exhibit 10.1 and incorporated herein by reference.

(2)	The board approved the Radian Group Inc. Performance Share Plan. The plan is attached as Exhibit 10.2 and incorporated herein by reference. Key employees of Radian and its subsidiaries who, through their position or performance, can have a significant, positive impact on Radian’s financial results, are eligible to participate in the Performance Share Plan. The participants are expected to consist of the following, or their successors:

•	Mark A. Casale – SVP, Strategic Investments

•	Robert E. Croner – SVP, Human Resources

•	Martin Kamarck – President, Radian Asset Assurance Inc.

•	Roy J. Kasmar – President and Chief Operating Officer

•	C. Robert Quint – EVP and Chief Financial Officer

•	Howard S. Yaruss – EVP and General Counsel

In addition, due to the pending retirement of Frank P. Filipps as Radian’s Chairman and Chief Executive Officer, Radian currently is conducting a search for a new Chief Executive Officer. Radian expects that, once hired, its new Chief Executive Officer also will participate in the plan. In the future, the committee may expand the group of participants to include other key employees, or may contract the group of participants.

The Compensation and Human Resources Committee may grant performance shares to eligible participants with respect to performance periods of varying and overlapping durations. The first performance period under the plan is the three-year period that began January 1, 2005 and ends December 31, 2007. The committee expects that future performance periods will cover additional three year periods beginning January 1, 2006, January 1, 2007 and so on.

At the beginning of each performance period, a target number of performance shares is established for each participant in the plan. The performance shares are denominated in shares of Radian common stock and, pursuant to an amendment of the Performance Share Plan effective March 30, 2005, are payable in Radian common stock. The form of performance share award agreement for awards under the plan is attached as Exhibit 10.3 and incorporated herein by reference.

Each performance share award becomes payable at a multiple of the target amount depending on a combination of Radian’s growth of earnings per share, growth of adjusted book value and return on equity over the performance period. For the first performance period, one third of each award is based on each of the three metrics, and each metric is measured both on an absolute basis and relative to a group of Radian’s peers. For purposes of the deductibility requirements of Section 162(m) of the Internal Revenue Code, the maximum pay-out under any performance share award is 250,000 shares of Radian common stock or its equivalent market value as of the payment date.

If a change in control of Radian occurs (as defined in the Equity Compensation Plan) and at least twelve months has elapsed in any open performance period, then the target number of performance shares with respect to each such performance period will be paid immediately upon the change in control. Performance shares with respect to performance periods for which less than twelve months have elapsed will expire upon the change in control.

Upon retirement of a participant, payments with respect to the target number of performance shares related to performance periods for which the participant worked at least one full year will be made at the end of the performance period to the extent the performance goals for that period are met. Upon disability or death of a participant, payments with respect to the target number of performance shares related to all open performance periods will be made at the end of the performance period to the extent the performance goals for that period are met. Upon termination of employment for any reason other than retirement, disability or death, all performance shares with respect to open performance periods immediately will be forfeited and canceled.

Radian’s Compensation and Human Resources Committee administers the Performance Share Plan and may amend or terminate the Performance Share Plan at any time.

Radian expects to submit the material terms of the Performance Share Plan for stockholder approval at its 2005 Annual Meeting of Stockholders to qualify the compensation that may be granted under the plan for deductibility under Section 162(m) of the Internal Revenue Code. In that case, if the material terms are not approved, the performance shares granted under the Performance Share Plan will become null and void and no additional performance shares may be granted under that plan.

In addition, upon the recommendation of the Compensation and Human Resources Committee, Radian entered into retention agreements with each of Martin Kamarck, Roy J. Kasmar, C. Robert Quint and Howard S. Yaruss on February 14, 2005. The retention agreements provide for the issuance of 10,000 shares of Radian common stock to each of Messrs. Kamarck and Quint and 8,000 shares to Mr. Kasmar if he remains a Radian employee through January 1, 2007. Further, if Radian wishes to terminate the employment of Messrs. Kamarck, Kasmar, Quint or Yaruss before January 1, 2007 other than for “cause” (which generally requires misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of Radian and its subsidiaries taken as a whole), then Radian must provide the executive with (1) 180 days’ notice, (2) 8,000 shares of Radian common stock (except in the case of Mr. Yaruss, whose agreement does not entitle him to this Radian common stock), (3) twelve monthly installments of severance at the then rate of base salary beginning on the date of termination and (4) a lump sum payment equal to the executive’s target bonus for the year in which the notice of termination is delivered pro rated through the date of such notice. In addition, Mr. Kasmar’s agreement serves as an employment agreement with a term lasting through 2005, and provides that he is entitled to the payments described in the preceding sentence if he terminates his employment with Radian during 2006. If Messrs. Kamarck or Quint terminates his employment with Radian during 2006, he will be entitled to 5,000 shares of Radian’s common stock. In addition, Mr. Kasmar is entitled to perform his duties as an employee of Radian from a remote location of his choosing for up to two days each week and will be entitled to up to $35,000 annually for expenses incurred in commuting to Radian’s offices. All shares of Radian common stock issuable under the terms of the retention agreements will be issued pursuant to shares of phantom stock awarded under Radian’s Equity Compensation Plan at the inception of the retention agreements.

Exhibit 10.4, which is incorporated herein by reference, shows certain compensation arrangements with Radian’s directors and named executive officers for 2005, as recommended by the Compensation and Human Resources Committee and approved by the board of directors at its February 8, 2005 meeting. Exhibits 10.5 and 10.6 are forms of phantom stock grant agreements for Radian employees and non-employee directors, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

*+10.1	Radian Group Inc. Equity Compensation Plan, amended and restated as of February 8, 2005
**+10.2	Radian Group Inc. Performance Share Plan
**+10.3	Form of Performance Share Award Agreement
**+10.4	Certain Compensation Arrangements with Directors and Named Executive Officers for 2005
*+10.5	Form of Phantom Stock Grant Agreement for Employees
*+10.6	Form of Phantom Stock Grant Agreement for Non-Employee Directors

+	Management contract or compensatory arrangement.
*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: March 30, 2005	By:	/s/ David L. Coleman
David L. Coleman
Vice President, Corporate & Securities Counsel